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                                                                    EXHIBIT 23.3

                      CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in the registration statement of Cabletron Systems, Inc. ("Cabletron") on Form S-8 (as filed on September 15,
1998) of our report, which includes an explanatory paragraph, dated February 19, 1998, on our audit of the Statement of Assets Sold and Statement of Revenue and Direct Operating Expenses (the "Statements") of the Network Products Business of Digital Equipment Corporation (the "Business"), which report is included in the report on Form 8-K/A. The explanatory paragraph states that the Statements were prepared to present the assets sold by the Business to Cabletron and the revenue and direct operating expenses of the Business and are not intended to be a complete presentation of the Business' financial position or results of operations.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Boston, Massachusetts
September 15, 1998